UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	EMMA	OTCQB
Common Stock Purchase Warrants	EMMAW	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

As previously reported, on July 17, 2019, Emmaus Life Sciences, Inc. (formerly known as “MYnd Analytics, Inc,” and herein “we,” “us,” “our,” “Emmaus” or the “Company”) completed a reverse merger transaction with EMI Holding, Inc. (formerly known as “Emmaus Life Sciences, Inc.” and herein “ EMI”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 4, 2019, as amended, by and among the Company, Athena Merger Subsidiary, Inc., a wholly owned subsidiary of the Company, and EMI, pursuant to which Athena Merger Subsidiary, Inc. merged with and into EMI, with EMI surviving as a wholly-owned subsidiary of the Company (the “Merger”).

The Merger was treated as a reverse recapitalization transaction with EMI being deemed the acquiring company for accounting purposes in accordance with generally accepted accounting principles. At the time of the Merger and through October 18, 2019, SingerLewak LLP (“SingerLewak”) served as EMI’s independent registered public accounting firm, while Marcum LLP (“Marcum”) served as our independent registered public accounting firm.

On October 18, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company decided to continue to retain Marcum as our independent registered public accounting firm. According to guidance from the Securities and Exchange Commission’s Office of Chief Accountant, this is considered a change in our certifying accountant since Marcum was not the certifying accountant for EMI, which is deemed to be the accounting acquiror in the Merger.

The reports of SingerLewak on the financial statements of the EMI for each of fiscal years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion but were qualified regarding EMI’s ability to continue as a going concern. They were not otherwise qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2018 and December 31, 2017, and the subsequent interim period through June 30, 2019, there were no (1) disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”) and related instructions) between EMI and SingerLewak on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of SingerLewak, would have caused SingerLewak to refer to them in its reports on the financial statements for such years, or (2) reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K, except that SingerLewak advised EMI of material weaknesses involving internal controls and procedures related to in our internal control over financial reporting due to inadequate financial closing process, segregation of duties including access control of information technology, especially financial information, inadequate documentation of policies and procedures over risk assessments, internal control and significant account process and insufficient entity risk assessment process.

We provided SingerLewak with a copy of the disclosures in this Current Report and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained in this Current Report and, if not, stating the respects  in which it does not agree. SingerLewak responded with a letter dated October 24, 2019, stating that they agree with the statements set forth above. A copy of SingerLewak’s letter is filed as Exhibit 16.1 to this Current Report and incorporated herein by reference,

During the fiscal years ended December 31, 2018 and December 31, 2017, and the subsequent interim period through June 30, 2019, Marcum served as the Company’s independent registered public accounting firm. During this same period, neither EMI nor anyone acting on its behalf, consulted with Marcum regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on EMI’s financial statements, and Marcum did not provide either a written report or oral advice to EMI that was an important factor considered by EMI in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

See the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2019	Emmaus Life Sciences, Inc.

	By:	/s/ JOSEPH C. SHERWOOD III
Name: Joseph C. Sherwood III
Title: Chief Financial Officer

 INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter dated October 24, 2019 from SingerLewak LLP to the Securities and Exchange Commission.

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